Exhibit 99.01

PART I

Item 1.	BUSINESS

(Dollar amounts in millions, except for per share data, unless otherwise stated)

General

Hartford Life Insurance Company (together with its subsidiaries, “HLIC”, “the Company”, “we” or “our”), is an indirect wholly-owned subsidiary of The Hartford Financial Services Group, Inc. (“The Hartford”), an insurance and financial services company. HLIC is among the largest providers of insurance and investment products in the United States. The Company also assumes fixed annuity products and living and death benefit riders on variable annuities from The Hartford’s Japan operations and also cedes insurance risks to affiliates and third party reinsurance companies. At December 31, 2011, total assets and total stockholder’s equity were $221.8 billion and $8.9 billion, respectively.

Reporting Segments

The Company is organized into five reporting segments: Individual Annuity, Individual Life, Retirement Plans, Mutual Funds and Runoff Operations. In 2011, the Company made changes to its reporting segments, forming a Runoff Operations segment, to reflect the manner in which it is currently organized for purposes of making operating decisions and assessing performance. Segment data for prior reporting periods has been adjusted accordingly. The Company’s Other category includes corporate items not directly allocated to any of its reporting segments, certain direct group life and group disability insurance that is ceded to an affiliate, as well as certain fee income and commission expense associated with sales of non-proprietary products by broker-dealer subsidiaries.

For further discussion on the reporting segments, including financial disclosures on revenues by product, net income (loss), and assets for each reporting segment, see Note 2 of the Notes to Consolidated Financial Statements.

The Company provides investment products for over 6 million customers and life insurance for approximately 692,000 customers.

As part of The Hartford’s strategic decision to focus on its U.S. businesses, the Company suspended all new sales in its European operations in the second quarter of 2009 and divested its Brazil joint venture, Canadian mutual fund business and its offshore insurance business in 2010. The Company’s remaining runoff businesses, previously reported as part of the Global Annuity and Life Insurance segments, are now included in the Runoff Operations segment formed in 2011.

Principal Products

Individual Annuity offers individual variable, fixed market value adjusted (“MVA”), fixed index and single premium immediate annuities in the U.S.

Individual Life offers a variety of life insurance products, including variable universal life, universal life, and term life.

Retirement Plans provides retirement products and services to businesses pursuant to Section 401(k) of the Internal Revenue Code of 1986 (“the IRS Code”), as well as, products and services to municipalities and not-for-profit organizations pursuant to Section 457 and 403(b) of the IRS Code.

Mutual Funds offer retail, proprietary, investment-only mutual funds and 529 college savings plans to investors.

Marketing and Distribution

Individual Annuity’s distribution network includes national and regional broker-dealer organizations, banks and other financial institutions and independent financial advisors. The Company periodically negotiates provisions and terms of its relationships with unaffiliated parties. The Company’s primary wholesaler of its individual annuities is Hartford Life Distributors, LLC, and its affiliate, PLANCO, LLC (collectively “HLD”) which are indirect wholly-owned subsidiaries of Hartford Life, Inc. HLD provides sales support to registered representatives, financial planners and broker-dealers at brokerage firms and banks across the United States.

Individual Life’s distribution network includes national and regional broker-dealer organizations, banks, independent agents, independent life and property-casualty agents, and Woodbury Financial Services, an indirect, wholly-owned subsidiary retail broker-dealer.

Retirement Plans distribution network includes The Hartford’s employees with extensive retirement experience selling its products and services through national and regional broker-dealer firms, banks and other financial institutions.

Mutual Funds sales professionals are segmented into two teams; a retail team and an institutional team. The retail team, through its internal wholesaler HLD, distributes The Hartford’s open-end funds and markets 529 college savings plans to national and regional broker-dealer organizations, banks and other financial institutions, independent financial advisors and registered investment advisors. The institutional team distributes The Hartford’s funds to professional buyers, such as broker-dealers, consultants, record keepers, and bank trust groups.

Competition

Individual Annuity competes with other life insurance companies, as well as certain banks, securities brokerage firms, independent financial advisors, asset managers, and other financial intermediaries marketing annuities, mutual funds and other retirement-oriented products. Product sales are affected by competitive factors such as investment performance ratings, product design, visibility in the marketplace, financial strength ratings, distribution capabilities, levels of charges and credited rates, reputation and customer service. Individual Annuity’s annuity deposits continue to decline due to competitive activity and the Company’s product and risk decisions. Many competitors have responded to the equity market volatility by increasing the price of their living benefit products and changing the level of the guarantee offered. Management believes that the most significant industry de-risking changes have occurred. In 2011, the Company enhanced product design for variable annuities to meet customers future income needs while abiding by the risk tolerances of the Company.

Individual Life competes with other life insurance companies in the United States, as well as other financial intermediaries marketing insurance products. Product sales are affected primarily by the availability and price of reinsurance, volatility in the equity markets, breadth and quality of life insurance products being offered, pricing, relationships with third-party distributors, effectiveness of wholesaling support, and the quality of underwriting and customer service. The individual life industry continues to see a distribution shift away from the traditional life insurance sales agents to the consultative financial advisor as the place people go to buy their life insurance. Individual Life’s regional sales office system is a differentiator in the market and allows it to compete effectively across multiple distribution outlets.

Retirement Plans compete with other insurance carriers, large investment brokerage companies and large mutual fund companies. The 401(k), 457, and 403(b) products offer mutual funds wrapped in variable annuities, variable funding agreements, or mutual fund retirement products. Plan sponsors seek a diversity of available funds and favorable fund performance. Consolidation among industry providers has continued as competitors increase scale advantages.

Mutual Funds compete with other mutual fund companies along with investment brokerage companies and differentiate themselves through product solutions, performance, and service. In this non-proprietary broker sold market, the Company and its competitors compete aggressively for net sales.

Reserves

The Company and its insurance subsidiaries establish and carry as liabilities, predominantly, five types of reserves: (1) a liability equal to the balance that accrues to the benefit of the policyholder as of the financial statement date, otherwise known as the account value, (2) a liability for unpaid losses, including those that have been incurred but not yet reported, (3) a liability for future policy benefits, representing the present value of future benefits to be paid to or on behalf of policyholders less the present value of future net premiums, (4) fair value reserves for living benefits embedded derivative guarantees; and (5) death and living benefit reserves which are computed based on a percentage of revenues less actual claim costs. The liabilities for unpaid losses and future policy benefits are calculated based on actuarially recognized methods using morbidity and mortality tables, which are modified to reflect the Company’s actual experience when appropriate. Liabilities for unpaid losses include estimates of amounts to fully settle known reported claims as well as claims related to insured events that the Company estimates have been incurred but have not yet been reported. Future policy benefit reserves are computed at amounts that, with additions from estimated net premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company’s policy obligations at their maturities or in the event of an insured’s disability or death. Other insurance liabilities include those for unearned premiums and benefits in excess of account value. Reserves for assumed reinsurance are computed in a manner that is comparable to direct insurance reserves.

Reinsurance

The Company cedes insurance to affiliated and unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the risk transfer of its reinsurance contracts, the financial condition of its reinsurers and concentrations of credit risk. Reinsurance accounting is followed for ceded transactions that provide indemnification against loss or liability relating to insurance risk (i.e. risk transfer). If the ceded transactions do not provide risk transfer, the Company accounts for these transactions as financing transactions. The Company’s procedures include careful initial selection of its reinsurers, structuring agreements to provide collateral funds where necessary, and regularly monitoring the financial condition and ratings of its reinsurers. For further discussion of reinsurance, see Note 5 and Note 16 of the Notes to Consolidated Financial Statements.

Investment Operations

The majority of the Company’s investment portfolios are managed by Hartford Investment Management Company (“HIMCO”). HIMCO manages the portfolios to maximize economic value, while attempting to generate the income necessary to support the Company’s various product obligations, within internally established objectives, guidelines and risk tolerances. The portfolio objectives and guidelines are developed based upon the asset/liability profile, including duration, convexity and other characteristics within specified risk tolerances. The risk tolerances considered include, for example, asset and credit issuer allocation limits, maximum portfolio limits for below investment grade holdings and foreign currency exposure limits. The Company attempts to minimize adverse impacts to the portfolio and the Company’s results of operations from changes in economic conditions through asset allocation limits, asset/liability duration matching and through the use of derivatives. For further discussion of HIMCO’s portfolio management approach, see the Part II, Item 7, MD&A – Enterprise Risk Management – Credit Risk.

Enterprise Risk Management

The Company’s risk management function is part of The Hartford’s overall risk management program. The Hartford maintains an enterprise risk management function (“ERM”) that is charged with providing analyses of The Hartford’s risks on an individual and aggregated basis and with ensuring that The Hartford’s risks remain within its risk appetite and tolerances. ERM plays an integral role at The Hartford by fostering a strong risk management culture and discipline. The mission of ERM is to support The Hartford in achieving its strategic priorities by:

•	Providing a comprehensive view of the risks facing The Hartford, including risk concentrations and correlations;

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Helping management define The Hartford’s overall capacity and appetite for risk by evaluating the risk return profile of the business relative to The Hartford’s strategic intent and financial underpinning;

•	Assisting management in setting specific risk tolerances and limits that are measurable, actionable, and comply with The Hartford’s overall risk philosophy;

•	Communicating and monitoring The Hartford’s risk exposures relative to set limits and recommending, or implementing as appropriate, mitigating strategies; and

•	Providing insight to assist leaders in growing the businesses and achieving optimal risk-adjusted returns within established guidelines.

Enterprise Risk Management Structure and Governance

At The Hartford, the Board of Directors (“the Board”) has ultimate responsibility for risk oversight. It exercises its oversight function through its standing committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. In addition, the Finance, Investment and Risk Management Committee (“FIRMCo”), which is comprised of all members of the Board, has responsibility for oversight of all financial risk exposures facing The Hartford, and all risks that do not fall within the oversight responsibility of any other standing committee. The Audit Committee is responsible for discussing with management risk assessment policies and overseeing enterprise operational risk.

At the corporate level, The Hartford’s Enterprise Chief Risk Officer (“ECRO” or “Chief Risk Officer”) leads ERM. The Chief Risk Officer reports directly to The Hartford’s Chief Executive Officer (“CEO”). Reporting to the ECRO are the Chief Insurance Risk Officer (“CIRO”), Chief Operational Risk Officer (“CORO”), and the Chief Market Risk Officer (“CMRO”). The Hartford has established the Enterprise Risk and Capital Committee (“ERCC”) that includes The Hartford’s CEO, Chief Financial Officer (“CFO”), Chief Investment Officer (“CIO”), Chief Risk Officer, the divisional Presidents and the General Counsel. The ERCC is responsible for managing The Hartford’s risks and overseeing the enterprise risk management program. The ERCC reports to the Board primarily through FIRMCo and through interactions with the Audit Committee.

The Hartford also has committees that manage specific risks and recommend risk mitigation strategies to the ERCC. These committees include The Hartford and Division Asset Liability Committees, Catastrophe Risk Committee, Emerging Risk Committees, and Operational Risk Committee (“ORC”).

Risk Management Framework

At The Hartford, risk is managed at multiple levels. The first line of risk management is generally the responsibility of the lines of business. Senior business leaders are responsible for identifying and managing risks specific to their business objectives and business environment. In many cases, the second line of risk management is the principal responsibility of ERM. ERM has the responsibility to ensure The Hartford has insight into its aggregate risk and that risks are managed within The Hartford’s overall risk tolerance. Internal Audit forms the third line of risk management by helping assess and ensure that risk controls are present and effective.

The Hartford’s Risk Management Framework consists of four core elements:

1.	Risk Culture and Governance: The Hartford has established policies for its major risks and a formal governance structure with leadership oversight and an assignment of accountability and authority. The governance structure starts at the Board and cascades to a central executive risk management committee and then to individual risk committees across The Hartford. In addition, The Hartford promotes a strong risk management culture and high expectations around ethical behavior.

2.	Risk Identification and Assessment: Through its ERM organization, The Hartford has developed processes for the identification, assessment, and, when appropriate, response to internal and external risks to The Hartford’s operations and business objectives. Risk identification and prioritization has been established within each area, including processes around emerging risks.

3.	Risk Appetite and Limits: The Hartford has a formal risk appetite statement that is approved by The Hartford’s ERCC and reviewed by the Board. Based on its risk appetite, The Hartford has implemented stated risk tolerances and an associated limit structure for each of its major financial and insurance risks. These formal limits are encapsulated in formal risk policies that are reviewed at least annually by the ERCC.

4.	Risk Monitoring, Controls and Communication: The Hartford monitors its major risks at the enterprise level through a number of enterprise reports, including but not limited to, a monthly risk dashboard, tracking the return on risk-capital across products, and regular stress testing. ERM communicates The Hartford’s risk exposures to senior and executive management and the Board, and reviews key business performance metrics, risk indicators, audit reports, risk/control self assessments and risk event data.

For further discussion on risk management, see Part II, Item 7, MD&A – Enterprise Risk Management.

Regulation

Insurance companies are subject to comprehensive and detailed regulation and supervision throughout the United States. The extent of such regulation varies, but generally has its source in statutes which delegate regulatory, supervisory and administrative powers to state insurance departments. Such powers relate to, among other things, the standards of solvency that must be met and maintained; the licensing of insurers and their agents; the nature of and limitations on investments; establishing premium rates; claim handling and trade practices; restrictions on the size of risks which may be insured under a single policy; deposits of securities for the benefit of policyholders; approval of policy forms; periodic examinations of the affairs of companies; annual and other reports required to be filed on the financial condition of companies or for other purposes; fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values; and the adequacy of reserves and other necessary provisions for unearned premiums, unpaid losses and loss adjustment expenses and other liabilities, both reported and unreported.

Most states have enacted legislation that regulates insurance holding company systems such as Hartford Life Insurance Company. This legislation provides that each insurance company in the system is required to register with the insurance department of its state of domicile and furnish information concerning the operations of companies within the holding company system that may materially affect the operations, management or financial condition of the insurers within the system. All transactions within a holding company system affecting insurers must be fair and equitable. Notice to the insurance departments is required prior to the consummation of transactions affecting the ownership or control of an insurer and of certain material transactions between an insurer and any entity in its holding company system. In addition, certain of such transactions cannot be consummated without the applicable insurance department’s prior approval. In the jurisdictions in which the Company is domiciled, the acquisition of more than 10% of its outstanding common stock would require the acquiring party to make various regulatory filings.

The Company and certain of its subsidiaries sell variable life insurance, variable annuity, and some fixed guaranteed products that are “securities” registered with the SEC under the Securities Act of 1933, as amended. Some of the products have separate accounts that are registered as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”) and/or are regulated by state law. Separate account investment products are also subject to state insurance regulation. Moreover, each separate account is generally divided into sub-accounts, each of which invests in an underlying mutual fund that is also registered as an investment company under the 1940 Act (“Underlying Funds”). The Company offers these Underlying Funds and retail mutual funds that are registered with and regulated by the SEC.

In addition, other subsidiaries of the Company are involved in the offering, selling and distribution of the Company’s variable insurance products, Underlying Funds and retail mutual funds as broker dealers and are subject to regulation promulgated and enforced by the Financial Industry Regulatory Authority (“FINRA”), the SEC and/or in, some instances, state securities administrators. Other entities operate as investment advisers registered with the SEC under the Investment Advisers Act of 1940 and are registered as investment advisers under certain state laws, as applicable. Because federal and state laws and regulations are primarily intended to protect investors in securities markets, they generally grant regulators broad rulemaking and enforcement authority. Some of these regulations include among other things regulations impacting sales methods, trading practices, suitability of investments, use and safekeeping of customers’ funds, corporate governance, capital, record keeping, and reporting requirements.

The extent of insurance regulation on business outside the United States varies significantly among the countries in which the Company’s subsidiaries operate. Some countries have minimal regulatory requirements, while others regulate insurers extensively. Foreign insurers in certain countries are faced with greater restrictions than domestic competitors domiciled in that particular jurisdiction. The Company’s international operations are comprised of insurers licensed in their respective countries.

Failure to comply with federal and state laws and regulations may result in censure, fines, the issuance of cease-and-desist orders or suspension, termination or limitation of the activities of our operations and/or our employees. We cannot predict the impact of these actions on our businesses, results of operations or financial condition.

Intellectual Property

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property.

We have a worldwide trademark portfolio that we consider important in the marketing of our products and services, including, among others, the trademarks of The Hartford name, the Stag Logo and the combination of these two marks. The duration of trademark registrations varies from country to country and may be renewed indefinitely subject to country-specific use and registration requirements. We regard our trademarks as extremely valuable assets in marketing our products and services and vigorously seek to protect them against infringement.